Exhibit 99.2
February 21, 2008
[Name]
Safety National Casualty Corporation
2043 Woodland Parkway, Suite 200
St. Louis, Missouri 63146
Re: Stock Option Award Agreement
Dear [Name]:
     We are pleased to inform you that, pursuant to action taken by the Compensation Committee (the “Committee”) of the Board of Directors of Delphi Financial Group, Inc. (“Delphi”) under Section 5 of the 2003 Employee Long-Term Incentive and Share Award Plan, as amended (the “Plan”), you have been granted options to purchase up to                      shares of Delphi’s Class A Common Stock (the “Stock”) at the price of $29.14 per share (the “Options”), which was the fair market value of the Stock as of February 15, 2008, the effective date of such grant, as determined under the Plan. Such option grant is subject in all respects to the terms and conditions described herein. This agreement, once countersigned by you, shall constitute an “Award Agreement” as defined in Section 2(c) of the Plan.
     The Options will become exercisable, in accordance with the procedures described herein, if and to the extent that SIG Holdings, Inc. and its consolidated subsidiaries (collectively, “SIG”) meet the following financial performance goals, as measured and determined in accordance with the provisions of Exhibit A hereto:
          (a) If SIG’s aggregate Pre-Tax Operating Income (as such term is defined in Exhibit A hereto) for the period consisting of Delphi’s 2008, 2009 and 2010 fiscal years is at least $473,459,000, 135,000 Options shall become exercisable. Alternatively, if SIG’s aggregate Pre-Tax Operating Income for such period does not reach $473,459,000, but is greater than

$431,681,000, a reduced number of the Options shall become exercisable, to be determined by interpolating between zero and 135,000 in relation to the point at which the Pre-Tax Operating Income amount falls in the range between $431,681,000 and $473,459,000 and rounding the number obtained to the nearest whole number. For example, if Pre-Tax Operating Income for such period were exactly $452,570,000, 67,500 Options would become exercisable.
     (b) If SIG’s aggregate Pre-Tax Operating Income for the period consisting of Delphi’s 2008, 2009, 2010, 2011 and 2012 fiscal years is at least $919,293,000, 225,000 Options, less the number of Options, if any, as shall previously have become exercisable pursuant to the preceding clause (a) (the “Previously Vested Options”), shall become exercisable. Alternatively, if SIG’s aggregate Pre-Tax Operating Income for such period does not reach $919,293,000, but is greater than $796,211,000, a reduced number of the Options shall become exercisable, such number to be determined by interpolating between zero and 225,000 in relation to the point at which the Pre-Tax Operating Income amount falls in the range between $796,211,000 and $919,293,000, rounding the number obtained to the nearest whole number, and subtracting from such number the number of the Previously Vested Options. For example, if Pre-Tax Operating Income for such period was $857,752,000, and the number of the Previously Vested Options was 50,000, 62,500 Options would become exercisable. If, in such example, there were no Previously Vested Options, 112,500 Options would become exercisable.
     (c) In addition:
     (i) If your employment with Delphi’s subsidiary, Safety National Casualty Corporation (“SNCC”), terminates due to your death or Disability or is terminated by SNCC without Cause (other than a termination pursuant to the Annual Termination Option or to which clause (ii) of this paragraph (c) applies) or by you for Good Reason (excluding a termination to which clause (ii) of this paragraph (c) applies), then, notwithstanding any provisions hereof or of the Plan to the contrary, with respect to Options that have not become exercisable prior to such termination pursuant to the provisions of the preceding clauses

(a) and/or (b), such Options will become exercisable at such times, if any, as would have been the case pursuant to such clause(s) if not for such termination; provided, however, that the number of Options that becomes exercisable will, in each case, be reduced by a percentage equal to the applicable percentage of the three-year period (in the case of clause (a)) and the five-year period (in the case of clause (b)) during which you were not employed by SNCC by reason of such termination.
     (ii) If, subsequent to the occurrence of a Change of Ownership, (i) SNCC terminates your employment without Cause (except where such termination is pursuant to the Annual Termination Option) or (ii) you terminate your employment with SNCC for Good Reason, and all or a portion of the Options remain outstanding as of the Date of Termination (whether such Options are then exercisable for shares of Delphi or another company, cash or other property), then, so long as the Performance Condition has then been satisfied, the Options shall become exercisable in their entirety, effective as of the Date of Termination. For this purpose, “Performance Condition” shall mean the attainment by SIG, for the period commencing on January 1, 2008 through and including the full calendar quarter most recently having been completed as of the Date of Termination, of aggregate Pre-Tax Operating Income in an amount representing a compound average annualized growth rate of at least ten percent (10%), as compared with the 2007 Pre-Tax Operating Income base amount of $118,561,257. For example, as to a Date of Termination occurring on May 1, 2009, the Performance Condition would relate to the period from January 1, 2008 through March 31, 2009, and would require that aggregate Pre-Tax Operating Income for such period be equal at least $133,677,817.
     (iii) For purposes of this clause (c), the terms “Disability,” “Cause,” “Annual Termination Option,” “Good Reason” and “Date of Termination” shall have the definitions set forth in the Employment Agreement between SNCC and you dated as of February 14, 2008 (the “Employment Agreement”).
     Options which do not become exercisable pursuant to the provisions of the preceding clauses (a), (b), and/or (c), as applicable, shall expire and terminate in their entirety without becoming exercisable.
     For purposes of application of the foregoing provisions relating to the exercisability of the Options, the following procedures shall apply:
     Each determination of Pre-Tax Operating Income for the applicable period shall be made by Delphi, based upon a statement of operations of SIG for the applicable period in form and substance reasonably acceptable to Delphi, which statement shall be prepared by SIG in accordance with the calculation methodology set forth in Exhibit A hereto and shall be provided to Delphi within 40 days of the close of such period.
     Delphi shall notify you in writing, within 65 days following the close of each of the multi-year periods referenced in the preceding clauses (a) and (b) (or, if later, within 10 days from the date on which Delphi receives the statement of operations with respect to such period pursuant to the preceding paragraph) of its determination as to the level of aggregate Pre-Tax Operating Income achieved and, based on such determination, the extent to which (if any) the Options have become exercisable pursuant to the applicable provision of such clauses (a) and (b) or, if applicable, clause (c). Options having become exercisable, as described in such notice, shall for all purposes of the Plan be exercisable immediately as of the date of such notice.
     Options that become exercisable as provided herein will, if not sooner exercised or terminated pursuant to the provisions hereof, terminate at the close of business on February 15, 2018. The Options are in all respects subject to each of the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit B, except as otherwise provided herein and except that: (i) notwithstanding Section 5(b)(iv) of the Plan, the exercisability of the Options shall not be accelerated by reason of your death or disability while in the employ of SNCC; (ii) the provisions of Sections 5(b)(iii), (iv), (vi) and (viii) of the Plan will not limit your ability to exercise, following a termination of your employment by SNCC or for the other reasons set forth therein, Options that have become exercisable as of the date of such termination or that become exercisable thereafter pursuant to the provisions of clause (c) above; subject, however, to the provisions of Section 5.4 of the Employment Agreement; (iii) for purposes of Section 5(b)(v) of the Plan, a determination that you have been discharged for cause shall be made only where the Committee determines that the discharge was based upon the commission of fraud or intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of Delphi or any Subsidiary thereof, any unauthorized disclosure of confidential information or trade secrets of Delphi or any Subsidiary thereof or other commission of a Section 5 Breach (as such term is defined in the Employment Agreement); (iv) notwithstanding the provisions of Section 5(b)(ix) of the Plan, the exercise price for the Options may be paid by your directing that Delphi withhold from the shares to be issued pursuant to such Options a number of shares having a market value equal to such exercise price, so long as such payment method will not, in Delphi’s judgment, result in adverse accounting consequences for Delphi.
     In addition, the provisions of Section 8(a) of the Plan shall not apply to the Options.
     Finally, in accordance with Section 6(d) of the Plan, this will confirm that you may, upon written notice to Delphi, transfer the Options, for or without consideration, to members of your immediate family (as defined below), to a partnership or limited liability company in which one or more of your immediate family members are the only partners or members, or to a trust or trusts established for your exclusive benefit or the exclusive benefit of one or more members of your immediate family. Any Options held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer, except that the Options will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means your children, grandchildren, and spouse. You are further advised that, under existing rules of the Securities and Exchange Commission, any Form S-8 registration statement filed by Delphi relating to the Plan will not cover the exercise of Options transferred for consideration, and therefore, such exercise would be required to be covered by an effective registration statement under the Securities Act of

1933, as amended (the “1933 Act”), or otherwise be exempt from registration under the 1933 Act, and shares of Stock acquired on such exercise would constitute “restricted securities” within the meaning of Rule 144 under the 1933 Act. No assurance can be given that, under such circumstances, registration under the 1933 Act with respect to such exercise or such shares can or will be effected or that an exemption from such registration will be available.
     If you are in agreement with and accept each of the terms and conditions of the Options, as described above, please confirm such agreement and acceptance by executing and dating both counterparts of this Stock Option Award Agreement and returning one fully executed counterpart to me. The other counterpart should be retained for your files.

Very truly yours, Chad W. Coulter Senior Vice President, Secretary and General Counsel

Agreed to and accepted:

Date:
[Name]

cc:	Robert Rosenkranz Donald Sherman

Exhibit A
to
Stock Option Award Agreement
General
This Exhibit A sets forth the definitions, methodology and assumptions to be applied in determining the level of Pre-Tax Operating Income achieved for purposes of the Stock Option Award Agreement to which this Exhibit A is attached (the “Option Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Option Agreement. It is intended that SIG’s Pre-Tax Operating Income will be adjusted, upward or downward, to eliminate the effect of the following items: structured settlement transactions; new affiliated reinsurance arrangements; asset transfers; Federal Home Loan Bank or other borrowing-related activities; affiliated or related party transactions; and any other items, expenses or transactions implemented, initiated, imposed or determined by Delphi, its affiliates or related parties. The determination of Pre-Tax Operating Income for each year will be made by Delphi annually within 65 days of the end of such year. The items referenced in the preceding sentence shall be referred to collectively herein as “Excluded Items.”
For purposes of the Option Agreement, “Pre-Tax Operating Income” shall mean the operating income of SIG (which, for such purpose, shall be deemed to include an Acquired Entity, whether or not such person is a consolidated subsidiary of SIG, to the extent provided in the following paragraph), excluding, in all cases, realized investment gains and losses and before extraordinary gain or loss and federal income tax expense, all as determined in accordance with United States Generally Accepted Accounting Principles, as in effect as of January 1, 2008 (“GAAP”). However, if subsequent to January 1, 2008, any change to GAAP becomes effective which either the SIG Optionholders (as such term is defined below), on one hand, or Delphi, on the other, believes should be taken into account for purposes of calculating Pre-Tax Operating Income hereunder (including, for example, a situation in which such change is anticipated to have a significant impact on Delphi’s reported results), Delphi and the SIG Optionholders will jointly discuss and consider in good faith whether any amendments to this Exhibit A would be appropriate to take such change into account, and jointly recommend to the Committee for adoption any amendments mutually determined to be appropriate for such purpose. For purposes of the preceding paragraph, an “Acquired Entity” means an entity in which, subsequent to January 1, 2008, Delphi acquires, directly or indirectly, an interest in a transaction with an unaffiliated party and for which the members of SNCC management, as a group, have primary day-to-day management and operational responsibility, whether or not such entity constitutes a consolidated subsidiary of SIG; provided, however, that no entity shall constitute an Acquired Entity if the consideration paid in connection with the acquisition of such entity (regardless of the form of such acquisition), taken together with any other acquisitions of entities of the type described in this paragraph, exceeds $50,000,000, unless and until the Committee has, upon the recommendation of Delphi management, (a) effected such amendments to this Exhibit A as the Committee deems appropriate to take into account the acquisition transaction, and to which the SIG Optionholders unanimously consented in writing, or (b) determined that no amendments to this Exhibit A are necessary in connection with such acquisition. For purposes of the preceding sentence, if and to the extent that consideration paid in connection with an acquisition consists of the Stock, the value thereof shall be based upon the per-share value of the Stock as of close of trading on the trading day first preceding the date on which the acquisition is publicly announced.
Special Adjustments
For purposes of calculating Pre-Tax Operating Income, the following elements thereof, as reflected in the applicable line items of SIG’s income statement for each fiscal year, the format for which is attached to and made part of this Exhibit A, shall be adjusted as follows:
Investment income: In lieu of actual investment income, shall be based on annual average assets available for investment (calculated as the sum of the beginning of year and end of year balances thereof, divided by two) multiplied by the crediting rate of 6.38% per annum for each of the 2008, 2009, 2010, 2011 and 2012 years. Average assets available for investment include cash, investments, other investable balances (which shall be deemed to include real estate held for investment purposes) and balances due from affiliates. Fixed maturity investments will be included at amortized cost to eliminate any effects of classification for SFAS 115 purposes. Average assets available for investment will be (a) increased or decreased, as applicable, to eliminate the effect of any Excluded Items, (b) increased (decreased) for dividends in excess of (lesser than) $2,000,000 in each of the 2008, 2009, 2010, 2011 and 2012 years, (c) decreased by the amount of the consideration paid (regardless of the form thereof) in connection with the acquisition of any Acquired Entity as described above and (d) decreased for any capital contributed by Delphi.
Investment expenses: Shall be fixed at the following amounts for the following years: 2008 — $9,487,000; 2009 — $10,441,000; 2010 — $11,027,000; 2011 — $11,644,000; and 2012 — $12,291,000.
Losses and loss adjustment expense (LAE) incurred: Per SIG’s income statement. Tabular and non-tabular reserves established with respect to new or renewal excess workers’ compensation and large deductible workers’ compensation business written on or after January 1, 2008 are (to the extent permitted to be discounted under GAAP) to be discounted at a 5.25% discount rate. Safety National Casualty Corporation’s (“SNCC”) management will establish loss and LAE reserves, subject to audit thereof by Delphi’s independent auditor and certification thereof by SNCC’s independent appointed actuary (currently PricewaterhouseCoopers). Losses and LAE incurred will be increased by the amount of $2,272,000 for each of the 2008, 2009, 2010, 2011 and 2012 years.
Employee stock option expenses: SFAS 123R expenses attributable to options granted under the SNCC Employee Stock Option Pool (and similar and successor programs) shall be included as items of expense.
Expenses incurred/income generated due to Excluded Items: SIG’s results will be adjusted to eliminate the effect of Excluded Items.
Discontinued operations: Included for all purposes.
Arbitration
Delphi shall provide each holder of Stock options whose terms contain goals relating to Pre-Tax Operating Income for the 2008-2012 period (collectively, the “SIG Optionholders”) with a detailed written calculation supporting Delphi’s determination as to whether the applicable goal has been achieved (each, a “Delphi Determination”) and, where such calculation indicates such goal having been achieved, confirming the number of Options having become exercisable as a result thereof, within ninety (90) days after the completion of each of the 2010 and 2012 fiscal periods. If a majority of the SIG Optionholders shall disagree with any Delphi Determination, the SIG Optionholders shall give written notice of such disagreement to Delphi within ten (10) business days after receipt of such Delphi Determination. If within twenty (20) business days after Delphi’s receipt of the notice of disagreement from the SIG Optionholders referenced in the immediately preceding sentence, Delphi and the SIG Optionholders are unable to agree with regard to any Delphi Determination, the disagreement may be submitted to arbitration by either Delphi or the SIG Optionholders, which arbitration determination shall be final and binding on the parties. The party instituting the arbitration procedures shall give written notice to the other party of its desire to arbitrate and such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within twenty (20) business days after the service of this notice, the other party shall notify the first party of the appointment of its arbitrator within the twenty (20) business day period specified above, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two appointed arbitrators are unable to agree upon a third arbitrator. The two arbitrators so chosen shall meet within 10 business days after the second arbitrator is appointed and shall select the third arbitrator by mutual agreement. If the two arbitrators shall fail to appoint a third arbitrator within 10 business days after the second arbitrator is appointed, then the third arbitrator shall be appointed by the American Arbitration Association (“AAA”), or any organization successor thereto, in accordance with its prevailing rules. Each arbitrator chosen or appointed pursuant to the foregoing provisions shall be an active or retired officer of an insurance or reinsurance company and shall be a disinterested person. The arbitrators shall review the provisions of the Option

Agreement and this Exhibit A, as well as any other documents or materials supplied by either party supporting such party’s position. The arbitrators shall render their decision with regard to the disputed Delphi Determination upon the concurrence of at least two of their number not later than thirty (30) business days after the appointment of the third arbitrator. The decision of the arbitrators shall be in writing and counterpart copies shall be delivered to each of Delphi and the SIG Optionholders. In rendering their decision, the arbitrators shall have no power to modify any of the provisions of this Agreement. All arbitration proceedings shall occur in St. Louis, Missouri. Judgment may be entered on the award of the arbitrators and may be enforced in accordance with the laws of the State of Missouri.
Immediately upon a party hereto giving written notice of its desire to arbitrate hereunder, Delphi agrees upon request to provide the SIG Optionholders with access to the books and records of SIG which reasonably relate to the Delphi Determinations (including, without limitation, examination rights and the right to make abstracts or copies from such books and records) during the normal business hours of SIG.
Each party shall pay the fees and expenses of the original arbitrator that it appointed (or in the case of the second party, the arbitrator appointed on its behalf if it should fail to appoint its own arbitrator). The fees and expenses of the third arbitrator and all other expenses of the arbitrators shall be borne by Delphi, on one hand, and the SIG Optionholders as a group, on the other hand, equally. Each party shall bear the expense of its own counsel and the preparation and presentation of proof or supportive documentation.